Exhibit 99.1

FOR IMMEDIATE RELEASE

COMARCO REPORTS FIRST QUARTER FISCAL 2009

FINANCIAL RESULTS

LAKE FOREST, Calif., June 5, 2008 – Comarco, Inc. (NASDAQ: CMRO), a leading provider of innovative mobile power solutions through its ChargeSource® line of multi-function universal mobile power products and a provider of wireless test solutions and wireless emergency call box systems, today announced financial results for the first quarter of fiscal 2009 ended April 30, 2008.

Revenue for the first quarter of fiscal 2009 was $12.3 million, an increase of 128% compared with $5.4 million in revenue for the first quarter of fiscal 2008. The Company reported a net loss for the recent first fiscal quarter of $1.7 million, or $(0.23) per share. This compared with a net loss of $1.6 million, or $(0.22) per share, in the first quarter of fiscal 2008. Included in the results for the first fiscal quarter of 2009 were non-recurring severance costs totaling $0.9 million related to the departure of former senior management, as well as a $0.9 million increase in legal expenses which largely accounts for the increase in selling, general and administrative costs.

ChargeSource revenue for the first quarter of fiscal 2009 was $3.8 million, an increase of $3.5 million compared with $321,000 reported for the first quarter of fiscal 2008. WTS revenue was $6.1 million in the first quarter of fiscal 2009, up 133% compared with $2.6 million reported for the first quarter of fiscal 2008. Callbox revenue was $2.4 million for the first quarter of fiscal 2009, comparable to the $2.5 million reported in the first quarter of fiscal 2008.

“Our first quarter results reflect the expected growth in revenue from both our ChargeSource and WTS businesses,” said Sam Inman, President and Chief Executive Officer of Comarco. “During the first quarter, we delivered 32 of the 41 wireless benchmarking systems ordered by AT&T last December, and we expect to complete delivery of the order during the second quarter. We are continuing discussions with wireless carriers to build additional interest in our WTS Symphony platform jointly developed with our partner Ascom.”

“Sales of our ChargeSource products also increased from the first quarter of fiscal 2008, reflecting the ramp up in our Lenovo sales,” Mr. Inman continued. “Development of the new cost-reduced small form factor power adapter designed for the retail market is on track and we expect initial shipments this fall. In addition, we continue to make good progress in reducing production and material costs which should result in margin improvements in the second half of the fiscal year. Call box revenue declined slightly compared with the prior year’s fiscal first quarter.”

The Company reported $10.1 million in cash at April 30, 2008.

Forward-Looking Information

This news release includes “forward-looking statements” that are subject to risks, uncertainties, and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements. Forward-looking statements in this release are generally identified by words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “would,” and similar expressions that are intended to identify forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated by these forward-looking

25541 Commercentre Drive, Lake Forest, CA 92630 U.S.A.	Office: (949) 599-7400	Fax: (949) 599-1415

statements, including, among others, the impact of perceived or actual weakening of economic conditions on customers’ and prospective customers’ spending on Comarco products and services; quarterly fluctuations in revenue or other operating results; failure to meet financial expectations of analysts and investors, including failure from significant reductions in demand from earlier anticipated levels; potential difficulties in the assimilation of operations, strategies, technologies, personnel and products of acquired companies and technologies; risks related to market acceptance of Comarco products and the Company’s ability to meet contractual and technical commitments with its customers; activities by the Company and others regarding protection of intellectual property; and competitors’ release of competitive products and other actions. Further information on potential factors that could affect the Company’s financial results are included in risks detailed from time to time in the Company’s Securities and Exchange Commission filings, including without limitation the annual report on Form 10-K for the year ended January 31, 2008.

The Company believes that the expectations reflected in these forward-looking statements are reasonable, however, future results, levels of activity, performance, or achievements cannot be guaranteed. Moreover, the Company assumes no responsibility for the accuracy and completeness of the forward-looking statements. In addition, the Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Earnings Conference Call

Comarco will host a conference call to discuss the financial results for the fiscal first quarter ended April 30, 2008 and current corporate developments at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on Thursday, June 5, 2008. Dial (800) 257-1836 domestically or (303) 262-2130 internationally to listen to the call. A live Webcast will also be made available at www.comarco.com. A replay will be available approximately one hour after the call for 7 days following the call’s conclusion. To access the replay, dial (800) 405-2236 for domestic callers or (303) 590-3000 for international callers, both using passcode 11115078#. A Web archive will be made available at www.comarco.com for 90 days following the call’s conclusion.

About Comarco

Based in Lake Forest, Calif., Comarco is a leading provider of innovative mobile power solutions through its ChargeSource line of multi-function universal mobile power products which can simultaneously power and charge multiple devices such as notebook computers, mobile phones, BlackBerry® smartphones, iPods®, and many other rechargeable mobile devices. Comarco is also a provider of wireless test solutions and wireless emergency call box systems. More information about Comarco’s product lines can be found at www.comarco.com and www.chargesource.com.

Company Contacts:	Investor Contacts:
Winston Hickman	Douglas Sherk/Jenifer Kirtland
Chief Financial Officer	EVC Group, Inc.
Comarco, Inc.	(415) 896-6820
(949) 599-7446	dsherk@evcgroup.com
whickman@comarco.com	jkirtland@evcgroup.com

25541 Commercentre Drive, Lake Forest, CA 92630 U.S.A.	Office: (949) 599-7400	Fax: (949) 599-1415

COMARCO, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended April 30,
	2008	2007
Revenue	$12,333	$5,415
Cost of sales	7,653	3,236

Gross profit	4,680	2,179
Selling, general and administrative costs	4,312	2,406
Engineering and support costs	2,078	1,951

Operating loss	(1,710)	(2,178)
Other income	53	274
Gain on sale of equipment, net	—	321

Loss before income taxes	(1,657)	(1,583)
Income tax expense	—	32

Net loss	$(1,657)	$(1,615)

Basic and diluted loss per share:
Net loss	$(0.23)	$(0.22)

Weighted average common shares outstanding:
Basic	7,327	7,366

Diluted	7,327	7,366

Common shares outstanding:	7,327	7,371

25541 Commercentre Drive, Lake Forest, CA 92630 U.S.A.	Office: (949) 599-7400	Fax: (949) 599-1415

COMARCO, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	April 30,	January 31,
	2008	2008 (A)
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$10,068	$17,011
Short-term investments	146	336
Accounts receivable, net	15,636	4,728
Inventory	4,619	4,466
Other current assets	965	734

Total current assets	31,434	27,275
Property and equipment, net	2,472	2,586
Software development costs, net	153	—
Intangible assets, net	546	525
Goodwill	1,898	1,898
Restricted cash	250	250
Other assets	17	47

	$36,770	$32,581

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$985	$1,290
Deferred revenue	4,797	2,221
Deferred compensation	146	336
Accrued liabilities	9,620	5,705

Total current liabilities	15,548	9,552
Tax liability: FIN 48	86	86
Deferred rent	522	573
Deferred revenue	1,354	1,555

Total liabilities	17,510	11,766

Stockholders’ equity	19,260	20,815

	$36,770	$32,581

(A) Derived from the audited consolidated financial statements as of January 31, 2008.

25541 Commercentre Drive, Lake Forest, CA 92630 U.S.A.	Office: (949) 599-7400	Fax: (949) 599-1415